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Disclaimer

Greenlight Capital, Inc., Greenlight Capital, L.P., DME Advisors, LP, DME Capital Management, LP, DME Advisors GP, LLC, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Masters Partners, Greenlight Masters, LLC, David Einhorn, Leo Hindery, Jr., Vinit Sethi, and William N. Thorndike, Jr. (collectively, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the shareholders of General Motors Company (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company's shareholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ and at http://www.UnlockGMValue.com.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by the Participants with the SEC on April 28, 2017. This document is available free of charge from the sources indicated above.

This website is the property of Greenlight Capital, Inc. ("Greenlight") and is for discussion and general informational purposes only. The views expressed herein represent the opinions of Greenlight, whose analysis is based solely on publicly available information. No representation or warranty, express or implied, is made as to the accuracy or completeness of any information contained in this website. Greenlight expressly disclaims any and all liability based, in whole or in part, on such information, any errors therein or omissions therefrom. Greenlight also disclaims any obligation to update the information contained herein and reserves the right to modify or change its opinions at any time in the future without notice.

This website does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Nor shall the materials contained in this website constitute an offer to sell or the solicitation of an offer to buy any interests in any fund managed by Greenlight or any of its affiliates. Such an offer to sell or solicitation of an offer to buy interests may only be made pursuant to definitive subscription documents between a fund and an investor.

Furthermore, this website is not intended to be, nor should it be construed or used as, investment, tax or legal advice. No representation or warranty is made that Greenlight's investment process or investment objectives will or are likely to be achieved or successful or that Greenlight's investments will make any profit or will not sustain losses. Past performance is not indicative of future results.

Greenlight has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Any assumptions, assessments, estimates, projections or the like (collectively, "Statements") regarding future events or which are forward-looking in nature constitute only subjective views, outlooks or estimations, are based upon Greenlight's current expectations or beliefs, are subject to change due to a variety of factors, including fluctuating market conditions and economic factors, and involve inherent risks and uncertainties, many of which cannot be predicted or quantified and are beyond Greenlight's control. Actual results could differ materially from those set forth in, contemplated by, or underlying these Statements. In light of these risks and uncertainties, there can be no assurance and no representation or warranty is given that these Statements are now or will prove to be accurate or complete in any way in the future.

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Welcome

Thank you for visiting UnlockGMValue.com. As a significant, long-term GM shareholder, Greenlight Capital believes in GM's strong earnings potential, operational performance and strategic initiatives.

However, GM's shares are barely trading above their 2010 IPO price despite an equity bull market, and there is a significant gap between the intrinsic value of GM and its stock price. Accordingly, GM has failed to create much long-term shareholder value. GM can fix this!

Click here to see GM's cumulative return since its IPO relative to peers and S&P 500.

We have made a proposal to GM's Board of Directors that would unlock tens of billions of dollars of shareholder value and was specifically designed not to change GM's business strategy, capital allocation priorities or financial policy.

We invite you to learn more about how we believe GM stock can reach its full potential starting with viewing the materials on this site.

YOUR VOTE IS IMPORTANT.
PLEASE VOTE GREEN CARD TODAY.

Please have your Control Number available from your Voting Instructions Form / Proxy Card before voting.

VOTE BY INTERNET

OR

VOTE BY PHONE

OR

VOTE BY MAIL

For further instructions on How to Vote click here.

If you have not received your Voting Instruction Form / Proxy Card, please call your broker to request one.

Our Proposal

Greenlight Capital is proposing through a proxy that:

- GM seriously consider splitting its common stock into two classes of common equity
- Shareholders elect a minority slate of three experienced director nominees to help GM maximize long-term shareholder value


UNLOCK GM VALUE | GREENLIGHT CAPITAL'S PROPOSAL
GM
COMMON STOCK
TAX-FREE DISTRIBUTION
THE DIVIDEND SHARES
THE CAPITAL APPRECIATION SHARES
TICKER: GMD
TICKER: GM
RECEIVE QUARTERLY DIVIDENDS AT THE CURRENT ANNUAL RATE OF $1.52 PER SHARE
ENTITLED TO EARNINGS IN EXCESS OF DECLARED DIVIDENDS ON DIVIDEND SHARES AND FUTURE GROWTH
ONE-TENTH OF A VOTE PER SHARE; SEPARATE CLASS VOTE FOR CHANGE OF CONTROL TRANSACTIONS
ONE VOTE PER SHARE
APPEALS TO YIELD-ORIENTED INVESTORS
APPEALS TO VALUE- AND GROWTH-FOCUSED INVESTORS
APPROXIMATE VALUE
$17-$22
TOTAL VALUE
$42-$60
VS
$33.20 ON 5/2/17
APPROXIMATE VALUE
$25-$38
THE SAME PEOPLE OWN THE SAME CASH FLOWS, JUST SPLIT INTO TWO SEPARATELY TRADED SECURITIES

Nominees



LEO HINDERY, JR.

Managing Partner of InterMedia Partners, LLC

READ MORE



VINIT SETHI

Vice President and Director of Research at Greenlight Capital, Inc.

READ MORE



WILLIAM N. THORNDIKE, JR.

Managing Director of Housatonic Partners

READ MORE

Nominees



LEO HINDERY, JR.

Managing Partner of InterMedia Partners, LLC

READ MORE



VINIT SETHI

Vice President and Director of Research at Greenlight Capital, Inc.

READ MORE



WILLIAM N. THORNDIKE, JR.

Managing Director of Housatonic Partners

READ MORE

Leo Hindery, Jr.



Back to Nominees

Managing Partner of InterMedia Partners, LLC

Leo Hindery, Jr. is Managing Partner of InterMedia Partners, LLC, a series of media industry investment funds he founded in 1988. Previously, he was President and CEO of Tele-Communications, Inc. (TCI) and Liberty Media, then the world's largest combined cable television system operator and programming entity. In 1999 TCI merged into AT&T and he became President and CEO of AT&T Broadband. In 1999 he was named Chairman and CEO of GlobalCenter Inc., a major Internet services company which fourteen months later merged into Exodus Communications, Inc. Following this merger, until the fall of 2004, he was the founding Chairman and CEO of The YES Network, the regional television home of the New York Yankees.

A member of the Council on Foreign Relations, Mr. Hindery is co-chair of the Task Force on Jobs Creation and was the founder of Jobs First 2012. In 2008, he was an economic and trade advisor to presidential candidate Barack Obama, and in 2012 he served as an economic policy surrogate for President Obama. He is a Trustee of Emerson College and a Director of Common Cause New York, Hemisphere Media Group, Inc., and the Jesuit School of Theology.

Mr. Hindery, formerly Chairman of the National Cable Television Association and of C-SPAN, has been recognized as one of the cable industry's "25 Most Influential Executives over the Past 25 Years" and one of the "30 Individuals with the Most Significant Impact on Cable's Early History". A member of the Cable Industry Hall of Fame and the Hall of Fame of the Minority Media & Telecom Council, he is distinguished by his decades of commitment to diversity and, at Liberty and InterMedia, by his commitment to the development of ethnically sensitive channels and programming for African Americans, Latinos and Puerto Ricans.

Mr. Hindery is the author of "It Takes a CEO: It's Time to Lead With Integrity (Free Press, 2005) and The Biggest Game of All" (Free Press, 2003).

Mr. Hindery received an MBA from the Stanford Graduate School of Business, and received a bachelor's degree from Seattle University. He has received an honorary Doctor of Humane Letters degree from Emerson College.

Vinit Sethi



Vice President and Director of Research at Greenlight Capital, Inc.

Mr. Vinit Sethi is Vice President and Director of Research at Greenlight Capital, Inc. and has been a partner of Greenlight since 2000. Mr. Sethi began his career as a financial analyst in the mergers and acquisitions group at Lazard Frères & Co. LLC, a financial advisory and asset management firm. At Lazard, he was involved in mergers, acquisitions, divestitures, spin-offs and leveraged recapitalizations. After leaving Lazard, Mr. Sethi joined Chartwell Investments, a leveraged buyout firm. Mr. Sethi joined Greenlight as a Research Analyst in 1998 and he became a Partner in 2000 and Director of Research in 2006.

Mr. Sethi graduated summa cum laude from the University of Pennsylvania in 1995. He earned both a B.S.E. from the Wharton School and a B.A. from the College of Arts and Sciences. Mr. Sethi received an honors distinction from the Economics Department, which named him the top student in the graduating class.

Back to Nominees

William N. Thorndike, Jr.



Back to Nominees

Managing Director of Housatonic Partners

William N. Thorndike, Jr. is the Managing Director of Housatonic Partners, a leading middle market private equity firm that he founded in 1994 with offices in Boston and San Francisco. He is also Senior Advisor to Brahman Capital, a public market investment fund based in Manhattan with approximately $4 billion in assets under management.

Mr. Thorndike has served as a director of over 30 companies and currently serves as Chairman of CONSOL Energy Inc., where he has been a member of the Board since 2014. He is also currently a director of a number of privately held companies.

Mr. Thorndike has served as a Trustee of non-profit organizations including Groton School (where he was Chair of the Finance and Nominating Committees) and the Stanford Business School Trust (where he was Chair of the Private Equity Committee). Mr. Thorndike is currently a Trustee of WGBH in Boston and the Board Chair at College of the Atlantic in Bar Harbor, Maine.

He is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success” (Harvard Business Review Press, 2012), which has been translated into ten languages.

Mr. Thorndike received an MBA from the Stanford Graduate School of Business and is a graduate of Harvard College.

Our Proposal

Greenlight Capital is proposing through a proxy that:

- GM seriously consider splitting its common stock into two classes of common equity
- Shareholders elect a minority slate of three experienced director nominees to help GM maximize long-term shareholder value

Term Sheets:

Greenlight's Original Term Sheet Provided to GM

Term Sheet GM Purportedly Presented to the Credit Rating Agencies

Annotated Comparison of the Greenlight and GM Term Sheets


UNLOCK GM VALUE | GREENLIGHT CAPITAL'S PROPOSAL
GM
COMMON STOCK
TAX-FREE DISTRIBUTION
THE DIVIDEND SHARES
THE CAPITAL APPRECIATION SHARES
TICKER: GMD
TICKER: GM
RECEIVE QUARTERLY DIVIDENDS AT THE CURRENT ANNUAL RATE OF $1.52 PER SHARE
ENTITLED TO EARNINGS IN EXCESS OF DECLARED DIVIDENDS ON DIVIDEND SHARES AND FUTURE GROWTH
ONE-TENTH OF A VOTE PER SHARE; SEPARATE CLASS VOTE FOR CHANGE OF CONTROL TRANSACTIONS
ONE VOTE PER SHARE
APPEALS TO YIELD-ORIENTED INVESTORS
APPEALS TO VALUE- AND GROWTH-FOCUSED INVESTORS
APPROXIMATE VALUE
$17-$22
TOTAL VALUE
$42-$60
VS
$33.20 ON 5/2/17
APPROXIMATE VALUE
$25-$38
THE SAME PEOPLE OWN THE SAME CASH FLOWS, JUST SPLIT INTO TWO SEPARATELY TRADED SECURITIES

Greenlight assumes the Dividend Shares would be worth $16.89 to $21.71 per share based on a 7.0% to 9.0% yield on $1.52 per share of dividends. This is estimated based on a 1.5% to 3.5% yield premium vs. a 5.5% yield on GM's 30 year unsecured bonds (per Bloomberg as of May 2, 2017). Greenlight's analysis observes that GM's current P/E multiple is depressed, representing the lowest P/E multiple of any company in the S&P 500 and is approximately 75% lower than the average P/E multiple of companies in the S&P 500. Furthermore, Greenlight's analysis observes that multiple expansion should occur because planned buybacks would buy more Capital Appreciation Shares than today's common stock due to a reduced absolute share price and that a more effective buyback will accelerate EPS growth, resulting in a higher P/E multiple. As such, Greenlight concludes that the Capital Appreciation Shares would trade somewhere between the currently depressed 5.3x GM common equity P/E multiple based on the midpoint of GM's 2017 EPS guidance, to as high as 8.0x, in consideration of the higher multiples for other companies in the S&P 500 and the higher EPS growth rate as a result of the Proposal. This results in an assumed Capital Appreciation Share value of $25.13 to $37.84. When combined with the Dividend Share value range of $16.89 to $21.71 above, this would result in an aggregate value of $42.01 to $59.55 per current GM common share, which constitutes a substantial increase in the share price vs. the share price of $33.20 on May 2, 2017.

How To Vote

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Please have your Control Number available from your Voting Instructions Form / Proxy Card before voting.

VOTE BY INTERNET

Vote via the Internet by following the voting instructions on the **GREEN proxy card** or voting instruction form. After you access the voting website you will be asked to enter your control number listed on your **GREEN proxy card** or voting instruction form.

OR

VOTE BY TELEPHONE

Vote by telephone by following the voting instructions on the **GREEN proxy card** or voting instruction form. After you call the toll-free telephone number you will be prompted to enter your control number listed on your **GREEN proxy card** or voting instruction form.

OR

VOTE BY MAIL

Sign, date and return **GREEN proxy card** in the postage-paid envelope provided. If you vote your proxy card by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet and telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you have not received your Voting Instruction Form / Proxy Card, please call your broker to request one.

Our Materials

Letters

May 3, 2017

Greenlight's Letter to General Motors Company Shareholders

Unlocking Value With Two Classes of Common Shares

March 28, 2017

DOWNLOAD PRESENTATION

Press Releases

April 12, 2017

Greenlight Capital Nominates Directors to General Motors Board

March 28, 2017

Greenlight Capital Proposes GM Change Capital Structure to Unlock Substantial Shareholder Value

Filings

April 28, 2017

Greenlight Definitive Proxy Statement

Contact Us

Media Contacts:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

Investor Contacts:

D.F. King & Co. Inc.

Banks and Brokers call: (212) 269-5550

All others call Toll-Free: (800) 252-8173

E-mail: gm@dfking.com

Disclaimer

Greenlight Capital, Inc., Greenlight Capital, L.P., DME Advisors, LP, DME Capital Management, LP, DME Advisors GP, LLC, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Masters Partners, Greenlight Masters, LLC, David Einhorn, Leo Hindery, Jr., Vinit Sethi, and William N. Thorndike, Jr. (collectively, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the shareholders of General Motors Company (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company's shareholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ and at http://www.UnlockGMValue.com.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by the Participants with the SEC on April 28, 2017. This document is available free of charge from the sources indicated above.

This website is the property of Greenlight Capital, Inc. ("Greenlight") and is for discussion and general informational purposes only. The views expressed herein represent the opinions of Greenlight, whose analysis is based solely on publicly available information. No representation or warranty, express or implied, is made as to the accuracy or completeness of any information contained in this website. Greenlight expressly disclaims any and all liability based, in whole or in part, on such information, any errors therein or omissions therefrom. Greenlight also disclaims any obligation to update the information contained herein and reserves the right to modify or change its opinions at any time in the future without notice.

This website does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Nor shall the materials contained in this website constitute an offer to sell or the solicitation of an offer to buy any interests in any fund managed by Greenlight or any of its affiliates. Such an offer to sell or solicitation of an offer to buy interests may only be made pursuant to definitive subscription documents between a fund and an investor.

Furthermore, this website is not intended to be, nor should it be construed or used as, investment, tax or legal advice. No representation or warranty is made that Greenlight's investment process or investment objectives will or are likely to be achieved or successful or that Greenlight's investments will make any profit or will not sustain losses. Past performance is not indicative of future results.

Greenlight has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Any assumptions, assessments, estimates, projections or the like (collectively, "Statements") regarding future events or which are forward-looking in nature constitute only subjective views, outlooks or estimations, are based upon Greenlight's current expectations or beliefs, are subject to change due to a variety of factors, including fluctuating market conditions and economic factors, and involve inherent risks and uncertainties, many of which cannot be predicted or quantified and are beyond Greenlight's control. Actual results could differ materially from those set forth in, contemplated by, or underlying these Statements. In light of these risks and uncertainties, there can be no assurance and no representation or warranty is given that these Statements are now or will prove to be accurate or complete in any way in the future.